UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 30, 2004


                                  AspenBio, Inc
                                  -------------
             (Exact name of registrant as specified in its charter)


         Colorado                     0-50019                   84-1553387
         --------                     -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)            Identification No.)


       1585 South Perry Street, Castle Rock, CO                       80104
       -----------------------------------------                      -----
        (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (303) 794-2000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On August 30, 2004, to be effective as of September 1, 2004, under an agreement previously entered into, the Company executed an employment agreement ("Agreement") with its President, Roger Hurst. The Agreement was part of a previous agreement between the Company and Mr. Hurst, whereby among other items, Mr. Hurst contributed 1,896,757 common shares he owned of the Company, back to the Company for no consideration, a voting agreement was terminated and agreed upon debt reduction was made in a note due to Mr. Hurst. Annual compensation under the Agreement is $100,000, and the initial term of the agreement is one year and automatically renews unless cancelled by either party. The Company is limited in its right to cancel the Agreement, so long as indebtedness owed by the Company and guaranteed by Mr. Hurst, remains outstanding. The Agreement contains standard provisions for non-competition, confidentiality, indemnification and termination provisions. In addition to serving as the Company's President, Mr. Hurst owns, after the above contribution, 2,000,000 shares of common stock of the Company.



Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Form of Employment Agreement entered into on August 30, 2004, effective as of September 1, 2004 between the Company and Roger Hurst.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        AspenBio, Inc
                                                         (Registrant)

Date August 30, 2004                               /s/ Jeffrey G. McGonegal
                                                   ------------------------
                                                  Name: Jeffrey G. McGonegal
                                                Title: Chief Financial Officer







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